UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        May 18, 2009
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on May 15, 2009, inTEST Corporation (the "Company") filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the "SEC") regarding the late filing of its Form 10-Q for the period ended March 31, 2009. As a result of this filing, on May 18, 2009, the Company received a Nasdaq Staff Deficiency Letter (the "Letter") indicating that the Company was no longer in compliance with Listing Rule 5250(c)(1) for continued listing. The Letter stated that the Company has 60 calendar days to submit a plan to regain compliance with respect to this filing. However, because the Company is also delinquent in its Annual Report on Form 10-K for the period ended December 31, 2008 (the "Initial Delinquent Filing"), any exception to allow the Company to regain compliance, if granted, will be limited to a maximum of 180 calendar days from the Initial Delinquent Filing, or September 28, 2008. The Company anticipates that it will file the Form 10-Q prior to the 60 calendar day deadline for submitting a compliance plan, or July 17, 2009.

On May 21, 2009 the Company issued a press release announcing receipt of the Letter. A copy of that press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

A list of the Exhibits which are required by Item 601 of Regulation S-K and filed with this Report is set forth in the Exhibit Index immediately following the signature page, which Exhibit Index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   May 21, 2009

Exhibit Index

99.1  Press Release, dated May 21, 2009.